Exhibit 10.2

FIRST AMENDMENT TO PROMISSORY NOTE
BETWEEN PETVIVO HOLDING, INC. AND ALAN SARROFF

THIS AMENDMENT (this “Amendment”) is made and entered into as of the 13th day of November, 2023 by and among PetVivo Holdings, Inc. (the “Borrower”), and Alan Sarroff (“Lender”).

RECITALS

WHEREAS, Lender and Borrower entered into a Promissory Note dated as of October 16, 2023 (“Note”); and

WHEREAS, Lender and the Borrower would like to amend the provisions of the Note in view of the desire to extend the Note and adjust the terms for conversion.

WHEREAS, Lender and the Borrower would like the terms of this Amendment to be implemented on November 13, 2023.

NOW, THEREFORE, in consideration of the above recitals and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Defined Terms. Capitalized terms that are used in this Amendment have the meanings set forth in the Note, unless otherwise defined in this Amendment. Note that underlined text denotes additions and strikethrough text denotes deletions to the Note.

2. In the second paragraph of the Note, the first sentence of this paragraph shall be deleted in its entirety and replaced with the following:

Borrower promises to pay the Principal Sum plus interest, to Borrower on or before the 14th day of May, 2024 November, 2023, when the entire unpaid principal balance, together with interest, shall be due and payable in full.

3. In the fourth paragraph of the Note, this paragraph shall be deleted in its entirety and replaced with the following:

Upon the Lender providing written notice to the Borrower and at any time wherein the Note remains outstanding, the principal amount and all accrued interest of this Note may be converted to Company Restricted Common Stock at the conversion price of seventy-five cents ($0.75) per share (“Conversion Price”).

[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Note between the parties entered into on November 13, 2023 to be executed in the manner appropriate to each.

ALAN SARROFF

By:	/s/ Alan Sarroff
Alan Sarroff

PETVIVO HOLDINGS, INC.

By:	/s/ John Lai
John Lai
Chief Executive Officer

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